Exhibit 99.1

Maui Land & Pineapple Company, Inc. Reports Fiscal Second Quarter 2025 Results

KAPALUA, Hawai‘i / August 14, 2025 (BusinessWire) – Maui Land & Pineapple Company, Inc. (NYSE: MLP) today reported financial results covering the quarter ended June 30, 2025.

“The Company’s strong financial performance and significant revenue growth in the first half of 2025 validate our path to unlock value by maximizing the productivity of our land and commercial properties,” said Race Randle, CEO, Maui Land & Pineapple Company, Inc.

“We continue to resolve legacy responsibilities and market non-strategic parcels for sale to fund projects and land improvements. Throughout the second quarter, we intentionally deployed capital to grow and diversify revenue streams, including the investment in materials and labor to launch our agave venture by planting blue weber agave on underutilized croplands in Upcounty, Maui. In addition, our reinvestment in asset management and commercial properties yielded strong results, with a 46% gain in leasing revenue over the same six month period last year.”

Second Quarter 2025 Highlights

“We made the strategic financial decision to annuitize former employees’ pensions, which temporarily impacted our GAAP earnings this quarter and will be offset next quarter with a comprehensive gain.” explained Wade Kodama, Chief Financial Officer.

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Operating Revenues – The Company’s operating revenues totaled $10,406,000 for the six months ended June 30, 2025, as compared to $5,128,000 during the same period in 2024, an increase of $5,278,000, or 103%.

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Land development and sales revenues amounted to $3,442,000 for the six months ended June 30, 2025, compared to $200,000 in revenue during the same period in 2024. This is primarily attributed to $3,100,000 of contracting revenues from the Honokeana Homes Relief Housing Project with the State of Hawai‘i and $265,000 from the sale of a non-strategic remnant land parcel in Pukalani, Maui. The $200,000 in the prior year’s six-month period was from the sale of an easement in West Maui.

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Leasing revenues amounted to $6,421,000 for the six months ended June 30, 2025, as compared to $4,388,000 during the same period in 2024, an increase of $2,033,000, or 46%. This increase was the result of focused efforts to improve occupancy, update leases to market rates, reposition renovated commercial properties and lease underutilized croplands.

●	Costs and expenses – Operating costs and expenses totaled $12,897,000 for the six months ended June 30, 2025, as compared to $8,409,000 for the same period in 2024, an increase of $4,488,000.
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The increase in operating costs was primarily attributed to a $3,157,000 of land development and sales costs attributable to an increase in direct construction costs incurred on the Honokeana Homes Relief Housing Project as described above, $709,000 in leasing costs and $544,000 in water system operation and conservation costs. Total leasing costs are comprised of leasing and water costs.

■	Honokeana Homes direct construction costs amounted to $3,157,000 for the six months ended June 30, 2025 compared to $0 direct costs for the six months ended June 30, 2024, an increase of $3,157,000.
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Leasing operational costs amounted to $2,114,000 for the six months ended June 30, 2025 compared to $1,405,000 for the six months ended June 30, 2024, an increase of $709,000 or 50.5%. During the twelve month period from July 1, 2024 to June 30, 2025, 17 leases were executed and commenced. Of the $709,000 increase in leasing expenses, the majority of the increase was attributable to insurance, professional services, repairs and maintenance, salaries and utilities associated with the newly executed leases.

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Water and conservation costs for the six months ended June 30, 2025 totaled $1,253,000 as compared to $709,000 for the six-month period ended June 30, 2024, an increase of $544,000 or 77%. Of the $544,000 increase in costs, $269,000 was due to increased operations and maintenance as well as costs associated with watershed conservation and $191,000 in increased electricity costs to power the Company’s potable groundwater wells.

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Other increases are attributable to $336,000 in general and administrative expenses for additional employees hired during mid-2024, and $197,000 in depreciation for assets placed in service in late 2024 and early 2025. Share-based compensation decreased by $261,000 primarily due to directors’ stock option vesting which concluded on March 31, 2025 for options issued in May 2024. While the Company will continue to use equity as part of its compensation strategy, it does not anticipate using options, which the Company expects to result in a decrease in share-based compensation expenses in the future and as demonstrated in the six month period ended June 30, 2025.

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Other Income (non-operating) – Other income totaled $455,000 for the six months ended June 30, 2025, as compared to $193,000 for the same period in 2024. The total increase amounting to $262,000 was primarily attributed to a $235,000 Employee Retention Credit received during the quarter from COVID era tax credits. Bond interest and dividends remained consistent year over year.

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Pension and post-retirement expense – Pension expenses totaled $7,501,000 for the six months ended June 30, 2025, as compared to $156,000 for the same period in 2024. Of this $7,345,000 increase, approximately $6,397,000 is a non-cash GAAP expense due to the qualified pension plan annuitization originated in the first quarter of 2025 and is expected to be fully terminated by September 30, 2025. This $7,501,000 GAAP expense will be offset by a corresponding non-cash gain to be reported as other comprehensive gain on the income statement. This is anticipated to occur and be reported in the third quarter of 2025.

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Net loss – The net GAAP loss was ($9,639,000), or ($0.49) per basic and diluted common share for the six months ended June 30, 2025, compared to net loss of ($3,247,000) or ($0.16) per basic and diluted common share for the same period in 2024. The net loss in the second quarter of 2025 was primarily driven by the non-cash GAAP pension expenses, non-cash stock compensation expenses, increased general and administrative expenses, and $115,000 attributable to the former CEO’s severance paid during the year.

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Adjusted EBITDA (Non-GAAP) – For the six months ended June 30, 2025, after adjusting for non-cash income and expenses of $9,447,000, Adjusted EBITDA was ($192,000). This represents a favorable increase of $55,000 as compared to the reported Adjusted EBITDA in the amount of ($247,000) for the six months ended June 30, 2024. The Adjusted EBITDA at June 30, 2025 was impacted by a ($560,000) cash pension contribution made in the second quarter as part of the plan termination expenses.

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Cash and Investments Convertible to Cash (Non-GAAP) – Cash and Investments Convertible to Cash totaled $7,028,000 on June 30, 2025, a decrease of $2,494,000, as compared to $9,522,000 at December 31, 2024. The decrease in cash is primarily attributed to $1,060,000 in pension termination contributions to the plan and cash expended on furthering our development activities, capital expenditures and agave venture in the amount of $2,104,000 but offset by net cash inflows from distributions from our investment in the BRE2 joint venture amounting to $656,000.

Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release, including Adjusted EBITDA and Cash and Investments Convertible to Cash, to provide information that may assist investors in understanding the Company's financial results and financial condition and assessing its prospects for future performance. We believe that Adjusted EBITDA is an important indicator of our operating performance because it excludes items that are unrelated to, and may not be indicative of, our core operating results. We believe Cash and Investments Convertible to Cash are important indicators of liquidity because it includes items that are convertible into cash in the short term. These non-GAAP financial measures are not intended to represent and should not be considered more meaningful measures than, or alternatives to, measures of operating performance or liquidity as determined in accordance with GAAP. To the extent we utilize such non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period.

EBITDA is a non-GAAP financial measure defined as net income (loss) excluding interest, taxes, depreciation and amortization. Adjusted EBITDA is further adjusted for non-cash stock-based compensation expense, pension and post-retirement expenses, and bad debt Adjusted EBITDA is a key measure used by the Company to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. The Company presents Adjusted EBITDA to provide information that may assist investors in understanding its financial results. However, Adjusted EBITDA is not intended to be a substitute for net income (loss). A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided further below.

Cash and Investments Convertible to Cash is a non-GAAP financial measure defined as cash and cash equivalents plus investments convertible to cash within forty eight hours. Cash and Cash Investments Convertible to Cash is a key measure used by the Company to evaluate internal liquidity.

Additional Information

More information about Maui Land & Pineapple Company’s second quarter 2025 operating results are available in the Form 10-Q filed with the Securities and Exchange Commission and posted at mauiland.com.

About Maui Land & Pineapple Company

Maui Land & Pineapple Company, Inc. (NYSE: MLP) is dedicated to the thoughtful stewardship of its portfolio, including over 22,000 acres of land along with approximately 247,000 square feet of commercial real estate. The Company envisions a future where Maui residents thrive in more resilient communities with sufficient housing supply, economic stability, food and water security, and deep connections between people and place. For over a century, MLP has built a legacy of thoughtful stewardship through conservation, agriculture, community building, and land management. The Company continues this legacy today with a mission to thoughtfully maximize the productive use of its assets to meet the critical needs of current and future generations.

Company assets include land for future residential communities and mixed-use projects within the world-renowned Kapalua Resort, home to luxury hotels such as The Ritz-Carlton Maui and Montage Kapalua Bay, two championship golf courses, pristine beaches, a network of walking and hiking trails, and the Pu‘u Kukui Watershed, the largest private nature preserve in Hawai‘i.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to put its land into productive use, our ability to cultivate and commercialize Agave, the resolution of legacy obligations, our ability to market and sell nonstrategic parcels in our portfolio, and our ability to reduce share-based compensation expenses. These forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are beyond the control of the Company. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC's Internet site (http://www.sec.gov). We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

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CONTACT

Investors:	Wade Kodama | Chief Financial Officer | Maui Land & Pineapple Company
e: wade@mauiland.com

Media:	Ashley Takitani Leahey | Vice President | Maui Land & Pineapple Company e: ashley@mauiland.com Dylan Beesley | Senior Vice President | Bennet Group Strategic Communications e: dylan@bennetgroup.com

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
	(in thousands except per share amounts)
OPERATING REVENUES
Land development and sales	$3,442	$200
Leasing	6,421	4,388
Resort amenities and other	543	540
Total operating revenues	10,406	5,128

OPERATING COSTS AND EXPENSES
Land development and sales	3,300	450
Leasing	3,367	2,114
Resort amenities and other	854	741
General and administrative	2,514	2,178
Share-based compensation	2,321	2,582
Depreciation	541	344
Total operating costs and expenses	12,897	8,409

OPERATING LOSS	(2,491)	(3,281)

Gain on assets disposal	1	-
Other income	455	193
Pension and other post-retirement expenses	(7,501)	(156)
Interest expense	(103)	(3)
NET LOSS	$(9,639)	$(3,247)
Other comprehensive income - pension, net	79	136

TOTAL COMPREHENSIVE LOSS	$(9,560)	$(3,111)

NET LOSS PER COMMON SHARE-BASIC AND DILUTED	$(0.49)	$(0.16)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(unaudited)	(audited)
	(in thousands except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,536	$6,835
Accounts receivable, net	1,824	5,016
Investments	492	2,687
Prepaid expenses and other assets	947	507
Assets held for sale	1,599	82
Total current assets	11,398	15,127

PROPERTY & EQUIPMENT, NET	17,534	17,401

OTHER ASSETS
Investment in unconsolidated joint venture	42	968
Deferred development costs – development projects	13,736	14,380
Deferred development costs – Agave venture	587	30
Other noncurrent assets	2,442	2,233
Total other assets	16,807	17,611
TOTAL ASSETS	$45,739	$50,139

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$2,340	$2,321
Payroll and employee benefits	346	908
Accrued retirement benefits, current portion	7,370	140
Deferred revenue, current portion	998	833
Long-term debt, current portion	85	85
Line of credit	3,000	3,000
Other current liabilities	585	730
Contract overbillings	23	3,180
Total current liabilities	14,747	11,197

LONG-TERM LIABILITIES
Accrued retirement benefits, noncurrent portion	1,438	2,368
Deferred revenue, noncurrent portion	1,166	1,233
Deposits	1,938	1,968
Long-term debt, noncurrent portion	144	168
Other noncurrent liabilities	12	24
Total long-term liabilities	4,698	5,761
TOTAL LIABILITIES	19,445	16,958

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock--$0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock--$0.0001 par value; 43,000,000 shares authorized; 19,730,202 and 19,663,780 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	87,052	85,877
Additional paid-in-capital	16,700	15,202
Accumulated deficit	(70,647)	(61,008)
Accumulated other comprehensive loss	(6,811)	(6,890)
Total stockholders' equity	26,294	33,181
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$45,739	$50,139

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(NON-GAAP) UNAUDITED

	Six Months Ended
	June 30,
	2025	2024
	(In thousands except per share
	amounts)

NET LOSS	$(9,639)	$(3,247)
Non-cash income and expenses
Interest expense (amortized, non-cash)	4	3
Depreciation	541	344
Amortization of licensing fee revenue	(67)	(67)
Share-based compensation
Vesting of Stock Options granted to Board Chair and Directors	1,098	1,541
Vesting of Stock Compensation granted to Board Chair and Directors	359	281
Vesting of Stock Options granted to CEO	400	395
Vesting of employee Incentive Stock	464	365
Bad debt expense	252	5
Pension and other post-retirement expenses (non-cash portion)	6,397	133

ADJUSTED EBITDA (LOSS)	$(191)	$(247)

	Six Months Ended	Year Ended
	June 30, 2025	December 31, 2024
	(unaudited)	(audited)
	(in thousands)

CASH AND INVESTMENTS
Cash and cash equivalents	$6,536	$6,835
Investments, current portion (convertible to cash within two days)	492	2,687
TOTAL CASH AND INVESTMENTS CONVERTIBLE TO CASH	$7,028	$9,522